                                                                     EXHIBIT 11


                      ESTERLINE TECHNOLOGIES CORPORATION
          Computation of Basic and Diluted Earnings Per Common Share
             For the Three Months Ended January 31, 1998 and 1997
                                  (Unaudited)
                   (In thousands, except per share amounts)

                                                           Three Months Ended
                                                               January 31,
                                                         -----------------------
                                                           1998           1997
                                                         --------       --------
BASIC:
------

Net Earnings                                             $  4,836       $  3,759
                                                         ========       ========

Weighted Average Number of Common Shares
 Outstanding                                                8,643          8,514
                                                         ========       ========

Net Earnings per Common Share - Basic                    $    .56       $    .44
                                                         ========       ========

DILUTED:
--------

Net Earnings                                             $  4,836       $  3,759
                                                         ========       ========

Weighted Average Number of Common Shares
 Outstanding                                                8,643          8,514
Net Shares Assumed to be Issued
 for Stock Options                                            199            242
                                                         --------       --------

Weighted Average Number of Common Shares
 and Common Equivalent Shares Outstanding                   8,842          8,756
                                                         ========       ========

Net Earnings per Common Share - Diluted                  $    .55       $    .43
                                                         ========       ========


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